UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 20, 2011

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the September 21, 2011 meeting of the Board of Trustees of Investors Real Estate Trust (the “Company”), the Board, in accordance with Article IV, Section 4 of the Company’s Articles of Amendment and Third Restated Declaration of Trust, fixed the number of trustees of the Company at nine, increasing the number of trustees from eight, and elected Linda Hall Keller to fill the vacancy created by the increase.  Ms. Keller was elected to the Board of Trustees effective immediately; her term of office will continue until the Company’s 2012 Annual Meeting of Shareholders and until her successor is elected and qualifies.  Ms. Keller will serve on the Company’s Compensation Committee and on the Nominating and Governance Committee.  Ms. Keller will receive the standard compensation for Company trustees, as previously disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders.  The Company has determined that neither Ms. Keller nor any of her immediate family members has had or proposes to have a direct or indirect transaction in which the Company is a participant that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

On September 23, 2011, the Company filed a press release to announce the above change to its Board.  The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.07.                      Submission of Matters to a Vote of Security Holders.

On September 20, 2011, the Company held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).  As of July 22, 2011, the record date for shareholders entitled to vote at the Annual Meeting, there were 81,253,235 common shares of beneficial interest (“Shares”) outstanding and entitled to vote at the Annual Meeting.  Of the Shares entitled to vote, 55,917,825, or approximately 68.8% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company’s Articles of Amendment and Third Restated Declaration of Trust.  There were four matters presented and voted on at the Annual meeting.  Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 –Election of eight nominees to serve on the Board of Trustees for a one-year term and until their respective successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes
			24,167,498
Timothy Mihalick	29,897,062	1,853,265
Jeffrey Miller	29,946,984	1,803,343
John Reed	30,077,389	1,672,938
W. David Scott	30,139,079	1,611,248
Stephen Stenehjem	29,869,007	1,881,320
John Stewart	29,836,631	1,913,696
Thomas Wentz, Jr.	30,000,417	1,749,910
Jeffrey Woodbury	30,128,314	1,622,013

Proposal 2 –Non-binding advisory resolution on executive compensation.

	For	Against	Abstain	Broker Non-Votes
Votes Cast	30,466,981	1,075,034	208,312	24,167,498

Proposal 3 –Non-binding advisory resolution on the frequency of executive compensation advisory votes. On September 21, 2011, the Company’s Board of Trustees determined that, consistent with the Board of Trustees’ recommendation for the Annual Meeting, the Company will hold future non-binding advisory votes on executive compensation on an annual basis until the next required frequency vote is conducted.

	One Year	Two Years	Three Years	Abstain
Votes Cast	24,724,911	227,211	6,585,316	212,889

Proposal 4 –Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

	For	Against	Abstain
Votes Cast	55,630,296	207,769	79,760

ITEM 9.01.                      Financial Statements and Exhibits.

The following exhibit relating to Item 5.02 of this Current Report on Form 8-K is filed herewith:

Exhibit 99.1.                      Press Release dated September 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: September 23, 2011